Exhibit 99.3

SPECTRUM BRANDS HOLDINGS, INC. UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements for the six month period ended March 31, 2018, the date of the latest publicly available interim financial information for Spectrum Brands Holdings, Inc. (formerly HRG Group, Inc., “Spectrum”), and for the year ended September 30, 2017, the date of the latest publicly available annual financial information for Spectrum, gives effect to the Merger. In the unaudited pro forma condensed consolidated financial statements, the Merger will be accounted for as an acquisition of a non-controlling interest under ASC 810-10. Accordingly, the Merger will be measured based on Spectrum’s historical values.

The following unaudited pro forma condensed consolidated statement of financial position at March 31, 2018 is presented on a basis to reflect the Merger as if it had occurred on March 31, 2018. The following unaudited pro forma condensed consolidated statements of income for the year ended September 30, 2017 and the six month period ended March 31, 2018 are presented on a basis to reflect the Merger as if it had occurred on October 1, 2016.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes to unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements and the notes to unaudited pro forma condensed consolidated financial statements are based on, and should be read in conjunction with Spectrum’s historical audited consolidated financial statements and notes thereto included in (i) Spectrum’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as revised in Spectrum’s Current Report on Form 8-K dated March 30, 2018, (ii) Spectrum’s Quarterly Report on From 10-Q for the quarter ended March 31, 2018, (iii) Spectrum Brands Legacy, Inc.’s (f/k/a Spectrum Brands Holdings, Inc., “Legacy SPB”) Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as revised in Legacy SPB’s Current Report on Form 8-K dated March 30, 2018 and (iv) Legacy SPB’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2018.

Spectrum’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed statement of operations, expected to have a continuing impact on results. The resulting pro forma condensed consolidated financial statements do not include any adjustments related to cost savings, operating synergies, tax benefits or revenue enhancements (or the necessary costs to achieve such benefits) that are expected to result from the Merger.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the Merger. The unaudited pro forma condensed financial statements are provided for illustrative purposes only and do not purport to represent what actual results of operations or the consolidated financial position would have been had the Merger occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2018

(in millions)	Beginning balance	Pro forma adjustments	Notes	Total
Assets
Cash and cash equivalents	$758.8	$—		$758.8
Trade receivables, net	337.6	—		337.6
Other receivables	62.2	—		62.2
Inventories	610.5	—		610.5
Prepaid expenses and other current assets	60.2	—		60.2
Current assets of business held for sale	1,976.0	—		1,976.0

Total current assets	3,805.3	—		3,805.3
Property, plant and equipment, net	504.5	—		504.5
Goodwill	2,280.2	—		2,280.2
Intangible assets, net	1,589.5	—		1,589.5
Deferred charges and other	60.8	352.5	(A)	413.3

Total assets	$8,240.3	$352.5		$8,592.8

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$70.3	$—		$70.3
Accounts payable	360.7	31.3	(B)	392.0
Accrued wages and salaries	41.3	—		41.3
Accrued interest	62.6	—		62.6
Other current liabilities	129.0	—		129.0
Current liabilities of business held for sale	558.6	—		558.6

Total current liabilities	1,222.5	31.3		1,253.8
Long-term debt, net of current portion	5,248.4	—		5,248.4
Employee benefit obligations	38.8			38.8
Deferred income taxes	285.8	—		285.8
Other long-term liabilities	101.1	—		101.1

Total liabilities	6,896.6	31.3		6,927.9
Commitments and contingencies
Shareholders’ equity
Common Stock	2.1	—		2.1
Additional paid-in capital	1,270.4	570.5	(C)	1,840.9
Accumulated (deficit) earnings	(455.6)	469.6	(A)(B)(C)	14.0
Accumulated other comprehensive loss	(125.3)	(75.4)	(C)	(200.7)

Total shareholders’ equity	691.6	964.7		1,656.3
Noncontrolling interest	652.1	(643.5)	(C)	8.6

Total equity	1,343.7	321.2		1,664.9

Total liabilities and equity	$8,240.3	$352.5		$8,592.8

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Month Period Ended March 31, 2018

(in millions, except per share)	Beginning balance	Pro forma adjustments	Notes	Total
Net sales	$1,412.6	$—		$1,412.6
Cost of goods sold	898.6	—		898.6
Selling, acquisition, operating and general expenses	458.5	(23.4)	(D)(E)	435.1

Total operating expenses	1,357.1	(23.4)		1,333.7

Operating income	55.5	23.4		78.9
Interest expense	(143.1)	—		(143.1)
Other income, net	1.2	—		1.2

(Loss) Income from continuing operations before income taxes	(86.4)	23.4		(63.0)
Income tax (benefit) expense	(127.2)	5.8	(F)	(121.4)

Net income from continuing operations	40.8	17.6		58.4
Income from discontinued operations, net of tax	501.5	—		501.5

Net income	542.3	17.6		559.9
Net income (loss) attributable to non-controlling interest	72.0	(65.6)	(C)	6.4

Net income attributable to controlling interest	$470.3	$83.2		$553.5

Amounts attributable to controlling interest
Net income from continuing operations attributable to controlling interest	$(8.7)	$66.5		$57.8
Net Income from discontinued operations attributable to controlling interest	479.0	16.7		495.7

Net Income attributable to controlling interest	$470.3	$83.2		$553.5

Earnings Per Share
Basic earnings per share from continuing operations	$(0.04)		(G)	$1.04
Basic earnings per share from discontinued operations	2.38		(G)	8.93

Basic earnings per share	$2.34			$9.97

Diluted earnings per share from continuing operations	$(0.04)		(G)	$1.04
Diluted earnings per share from discontinued operations	2.38		(G)	8.88

Diluted earnings per share	$2.34			$9.92

Weighted Average Shares Outstanding
Basic	201.1			55.5
Diluted	201.1			55.8

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)

Unaudited Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the Year Ended September 30, 2017

(in millions, except per share)	Beginning balance	Pro forma adjustments	Notes	Total
Net sales	$3,009.5	$—		$3,009.5
Net investment income	1.1			1.1

Total revenues	3,010.6	—		3,010.6
Cost of goods sold	1,833.5	—		1,833.5
Selling, acquisition, operating and general expenses	894.1	(22.4)	(D)(E)	871.7

Total operating expenses	2,727.6	(22.4)		2,705.2

Operating income	283.0	22.4		305.4
Interest expense	(309.9)	—		(309.9)
Other income, net	(4.2)	—		(4.2)

(Loss) Income from continuing operations before income taxes	(31.1)	22.4		(8.7)
Income tax (benefit) expense	38.1	7.8	(F)	45.9

Net income from continuing operations	(69.2)	14.6		(54.6)
Income from discontinued operations, net of tax	342.4	—		342.4

Net income	273.2	14.6		287.8
Net income (loss) attributable to non-controlling interest	167.2	(122.3)	(C)	44.9

Net income attributable to controlling interest	$106.0	$136.9		$242.9

Amounts attributable to controlling interest
Net income from continuing operations attributable to controlling interest	$(121.1)	$72.3		$(48.8)
Net Income from discontinued operations attributable to controlling interest	227.1	64.6		291.7

Net Income attributable to controlling interest	$106.0	$136.9		$242.9

Earnings Per Share
Basic earnings per share from continuing operations	$(0.61)		(G)	$(0.86)
Basic earnings per share from discontinued operations	1.14		(G)	5.15

Basic earnings per share	$0.53			$4.29

Diluted earnings per share from continuing operations	$(0.61)		(G)	$(0.86)
Diluted earnings per share from discontinued operations	1.14		(G)	5.15

Diluted earnings per share	$0.53			$4.29

Weighted Average Shares Outstanding
Basic	200.0			56.6
Diluted	200.0			56.6

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements (Unaudited)

(in millions, except per share figures)

NOTE 1 – Basis of Presentation

The Merger will be accounted for as an acquisition of a non-controlling interest in accordance with ASC 810-10. In accounting for the Merger, Spectrum will apply its historical accounting policies and recognize the assets and liabilities of Legacy SPB at their respective historical values as of the closing date of the Merger.

NOTE 2 – Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements do not assume any differences in accounting policies between Spectrum and Legacy SPB.

NOTE 3 – Pro Forma Reclassifications and Adjustments for the Merger

(A)	Adjustment reflects the net increase in deferred tax assets of $352.5 million resulting from the partial release of the deferred tax valuation allowance for the quarter ended March 31, 2018. Due to the Merger, Spectrum has determined that it is more-likely-than-not its U.S. deferred tax assets will be used to reduce taxable income, except for tax attributes subject to ownership limitations. The release of the valuation allowance is not reflected in the pro forma Condensed Consolidated Statement of Operations because there will not be a continuing effect.

(B)	Adjustment reflects Spectrum and Legacy SPB estimated expenses related to the Merger will be approximately $13.0 million and $18.3 million, respectively. These costs include fees for investment banking services, advisory, legal, accounting, due diligence, tax, valuation, printing and various other services necessary to complete this transaction. In accordance with ASC 810-10, these fees and expenses will be charged to expense as incurred. The transaction expenses are not reflected in the pro forma Condensed Consolidated Statement of Operations because there will not be a continuing effect.

(C)	Adjustment reflects the elimination of the non-controlling interest related to Legacy SPB as a result of the Merger.

(D)	Adjustment reflects $4.5 million and $14.8 million for the six month period ended March 31, 2018 and year ended September 30, 2017, respectively, for the elimination of separate public company expenses that will cease to be incurred as a direct result of the Merger.

(in millions)	Six Months ended March 31, 2018	Year ended September 30, 2017
Executive compensation	$1.3	$8.3
Professional fees	1.6	3.8
Directors fees	0.6	1.0
Directors and officers insurance	0.8	1.2
Other fees and printing costs	0.2	0.5

Total	$4.5	$14.8

(E)	Adjustment reflects the elimination of non-recurring transaction costs incurred and expensed during the following periods that are directly attributable to the Merger.

(in millions)	Six Months ended March 31, 2018	Year ended September 30, 2017
Spectrum	$4.8	$2.7
Legacy SPB	14.1	4.9

Total	$18.9	$7.6

(F)	Adjustment reflects tax effect of the pro forma adjustments assuming a 35% and 21% effective tax rate for the three month period ended December 31, 2017 and three month period ended March 31, 2018, respectively, the statutory rate in effect for the periods presented.

(G)	Pro forma basic and fully diluted earnings per share amounts reflect the effect of the Reverse Stock Split required by the Merger Agreement. Using (i) the 20-trading-day volume-weighted average price per share of Legacy SPB common stock ending on July 11, 2018, (ii) the number of shares of Legacy SPB common stock outstanding, the number of Shares of Legacy SPB common stock held by Spectrum and its subsidiaries and the number of shares of Spectrum common stock outstanding as of July 12, 2018, (iii) $328.3 million of Spectrum net indebtedness and transaction expenses at closing, and (iv) a $200.0 million upward adjustment contemplated by the Merger Agreement, each Spectrum stockholder receives approximately 0.1613 of a share of the post-Merger combined company stock for each share of pre-Merger Spectrum Common Stock that such stockholder owns. Each Legacy SPB stockholder, other than Spectrum, will receive one share of the post-Merger combined company stock for each share of pre-Merger Legacy SPB Common Stock that such stockholder owns.

Weighted average number of common shares outstanding information as follows:

(in millions)	Six Months ended March 31, 2018	Year ended September 30, 2017
Basic
Spectrum weighted average shares	57.4	58.6
Less: Spectrum weighted average shares owned by HRG	34.3	34.3

Spectrum weighted average shares owned by third parties (A)	23.1	24.3
HRG weighted average shares	201.1	200.0
HRG share conversion at 1 to 0.1613 (B)	32.4	32.3

Total HRG weighted average shares (A + B)	55.5	56.6

Diluted
Spectrum weighted average shares	57.4	59.0
Less: Spectrum weighted average shares owned by HRG	34.3	34.3

Spectrum weighted average shares owned by third parties (A)	23.1	24.7
HRG weighted average shares	202.5	202.3
HRG share conversion at 1 to 0.1613 (B)	32.7	32.6

Total HRG weighted average shares (A + B)	55.8	57.3